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                                                                   EXHIBIT 99.12

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 17, 2003, relating to the financial statements and financial highlights which appear in the August 31, 2003, Annual Reports to Shareholders of SSgA Funds (comprised of Money Market Fund, US Government Money Market Fund, Disciplined Equity Fund, Yield Plus Fund, US Treasury Money Market Fund, Prime Money Market Fund, Core Opportunities
Fund (formerly Growth and Income Fund),
Intermediate Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Fund, Tax Free Money Market Fund, International Stock Selection Fund, Bond Market Fund, International Growth Opportunities Fund, High Yield Bond Fund, Special Equity Fund, Tuckerman Active REIT Fund, Aggressive Equity Fund, IAM SHARES Fund, MSCI EAFE Index Fund, and Life Solutions Balanced Fund, Life Solutions Growth Fund and Life Solutions Income and Growth Fund), which are also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants" and Financial Statements in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 12, 2003